UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 8, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2010, EnteroMedics Inc. (the “Company”) and Silicon Valley Bank (the “Bank”) entered into a Second Amendment (the “Second Amendment”) to the Loan and Security Agreement, effective as of November 18, 2008, by and among the Company and the Bank, Venture Lending & Leasing V, Inc. and Compass Horizon Funding Company, as lenders, as amended by a First Amendment dated February 8, 2010, by and between the Company and the Bank (as amended, the “Prior Loan Agreement”). The Prior Loan Agreement was previously disclosed and attached as Exhibit 10.1 to the Company’s Current Reports on Form 8-K filed on November 24, 2008 and February 12, 2010.

The Second Amendment modifies the repayment terms of the Bank’s Term Loan such that from the date of the Second Amendment through December 31, 2010, the Company is only required to make interest only monthly payments on the Term Loan, thereby reducing its monthly debt payment. Then, beginning on January 1, 2011, the remaining balance due on the Term Loan will amortize over 30 equal payments of principal and interest, which will be payable monthly. In addition, the Second Amendment amends the interest rate due on the remaining principal amount of the Term Loan from 10% to a fixed annual rate of 11%, payable monthly. The Second Amendment also revises the terms of the financial covenants in the Prior Loan Agreement related to the liquidity ratio and new capital transactions. Pursuant to the Second Amendment, the liquidity ratio equals the ratio of (i) the sum of the Company’s unrestricted cash and cash equivalents held with the Bank and the Bank’s affiliates plus the Company’s eligible accounts, divided by (ii) the outstanding principal amount of the Term Loan and is not permitted to be less than 1.00:1.00. Under the Prior Loan Agreement, the liquidity ratio was not permitted to be less than 1.50: 1.00. Pursuant to the Second Amendment, the Company must receive aggregate net proceeds from New Capital Transactions (as defined in the Prior Loan Agreement) of not less than $2.0 million from the date of the Second Amendment through August 31, 2010, $7.0 million from the date of the Second Amendment through October 31, 2010, $15.0 million from the date of the Second Amendment through January 31, 2011 and $35.0 million from the date of the Second Amendment through June 30, 2011. If the Company meets these financing requirements, it will satisfy the covenant; however, if it does not receive aggregate net proceeds from New Capital Transactions of at least $3.5 million from the date of the Second Amendment through August 31, 2010, $7.5 million from the date of the Second Amendment through October 31, 2010, $15.0 million from the date of the Second Amendment through January 31, 2011 and $35.0 million from the date of the Second Amendment through June 30, 2011, the Bank’s springing lien on the Company’s intellectual property will convert to a full lien on the intellectual property as of the date such “Proposed Capital Raise” was missed. Finally, the Second Amendment, revises the definition of “Make-Whole Premium” so that only Term Loan payments of principal made after the date of the Second Amendment will be counted for purposes of determining whether the Company has made twelve regularly scheduled monthly payments of principal in accordance with Section 2.1.1(d) of the Prior Loan Agreement when the Make-Whole Premium comes due.

The Second Amendment also requires the issuance of a new warrant to the Bank with an exercise price per share equal to the volume weighted average closing price of the Company’s publicly traded common stock for the five trading days prior to the date of the Second Amendment. The warrant gives the Bank the right to purchase a number of shares of the Company’s common stock equal to $316,350 divided by the exercise price per share. On July 8, 2010, the Bank was issued a warrant to purchase 903,857 shares of the Company’s common stock with an exercise price of $0.35 per share.

Other than through the Second Amendment and the Prior Loan Agreement, the Bank does not have any material relationships with the Company or its affiliates.

A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2010, the Company filed its Certificate of Amendment to its Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-6 reverse stock split of the Company’s common stock. The reverse stock split did not change the par value of the Company’s stock or the number of common and preferred shares authorized by the Company’s Fifth Amended and Restated Certificate of Incorporation. The reverse stock split became effective after the close of market on July 9, 2010.

A copy of the Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As described under Item 5.03 above, on July 9, 2010 the Company effected a 1-for-6 reverse stock split of its common stock. As previously disclosed on Current Reports on Form 8-K filed on May 11, 2010 and June 29, 2010, the Company’s stockholders approved the amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation on May 6, 2010 to effect a reverse split of the common stock at the discretion of the Company’s Board of Directors and, effective as of June 24, 2010, the Board of Directors selected the 1-for-6 reverse stock split ratio and authorized the implementation of the reverse stock split.

As a result of the reverse stock split, every six shares of pre-reverse split common stock of the Company will be combined and reclassified into one share of common stock of the Company and proportional adjustments will be made to the Company’s outstanding stock options and warrants. The Company will not issue any fractional shares as a result of the reverse split. Instead, fractional shares of common stock will be rounded up to the nearest whole share and fractional stock options and warrants will be rounded down to the nearest whole share. The Company’s post-reverse split common stock has a new CUSIP number: 29365M 20 8, but the par value and other terms of the common stock were not affected by the reverse stock split.

The Company’s post-reverse split common stock will trade on the NASDAQ Capital Market with a “D” added, under the symbol “ETRMD” for the 20 trading days beginning July 12, 2010 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol “ETRM” after the 20-trading day period has expired.

The Company’s transfer agent, Wells Fargo Bank N.A., is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation.

10.1	Second Amendment to Loan and Security Agreement, dated as of July 8, 2010, by and between Silicon Valley Bank and EnteroMedics Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: July 13, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation.

10.1	Second Amendment to Loan and Security Agreement, dated as of July 8, 2010, by and between Silicon Valley Bank and EnteroMedics Inc.